News Release

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Frank Briamonte	Dina Fede
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LUCENT TECHNOLOGIES REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2003

➢	Revenues of $2.4 billion for the quarter show a sequential increase of 16 percent

➢	Loss per share of 14 cents includes a net unfavorable impact of 6 cents per share for global settlement of shareowner litigation and other items

➢	Posts 10-point improvement in gross margin rate

FOR RELEASE: WEDNESDAY, April 23, 2003

     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the second quarter of fiscal 2003, which ended March 31, 2003, in accordance with U.S. generally accepted accounting principles (GAAP). The company recorded revenues of $2.4 billion in the quarter, which represented a 16 percent sequential increase from the $2.08 billion in revenues achieved in the first quarter of fiscal 2003. The company recorded $3.52 billion in revenues in the year-ago quarter.

     The company’s net loss for the quarter was $351 million or 14 cents per share1. These results compare with a loss of $264 million or 11 cents per share in the first quarter of fiscal 2003 and a loss of $495 million or 16 cents per share in the year-ago quarter.

     The second quarter’s loss per share included the negative impact of charges associated with the global settlement of Lucent’s shareowner litigation (11 cents per share) and the repurchase of convertible securities and certain debt obligations (6 cents per share). These charges were partially offset by certain income tax benefits (6 cents per share), a net reduction of reserves for certain business restructuring actions and certain other matters (5 cents per share). The net unfavorable impact of these items was 6 cents per share2 in the second quarter.

     By comparison, the loss per share for the first quarter of fiscal 2003 included the net favorable impact of 4 cents per share2 due to the reduction of reserves for a legal settlement associated with Lucent’s former consumer products leasing business and certain business restructuring actions, customer financing recoveries and the repurchase of convertible securities, including the resulting tax benefits. The loss per share for the year ago quarter included the net unfavorable impact of 2 cents per share of several items, including tax charges associated with changes in tax legislation and income from discontinued operations.

EXECUTIVE COMMENTARY ON FINANCIAL RESULTS AND OUTLOOK

     “We made significant progress on our turnaround this quarter,” said Lucent Technologies Chairman and CEO Patricia Russo. “Despite continuing market uncertainty, on a sequential basis we achieved double-digit revenue growth, significantly increased our gross margin, and excluding the impact of certain items, drove a substantial improvement to our bottom line.

     “In addition, we’ve put some major issues behind us with settlements of our SEC investigation and shareowner litigation,” said Russo. “Looking ahead, we added John Meyer, who brings 20 years of experience from EDS, to lead the expansion of our services business.”

     Based on market conditions and continuing uncertainty, the company is reducing its quarterly breakeven point to about $2.4 billion in quarterly revenue by the end of the fiscal year. While the company is not giving specific guidance for the third and fourth fiscal quarters, it reiterated its plan for profitability this year, excluding non-operational impacts such as further repurchases of convertible securities.

     “We continue to work toward a return to profitability in late fiscal 2003 and have seen further operational improvements reflected in a 10-point improvement in gross margin, which includes continued cost and expense reductions,” said Lucent Technologies Chief Financial Officer Frank D’Amelio. “We have also continued to focus on our recapitalization efforts, which have reduced our debt and convertible securities by more than $1.6 billion to date.”

BALANCE SHEET UPDATE

     As of March 31, 2003, Lucent had $3.4 billion in cash and short-term investments. This represents a decline of approximately $300 million in the quarter. The decline primarily resulted from cash used in operations, including business restructuring.

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     The company reaffirmed that it has sufficient liquidity to fund its plans, and said it now expects to end fiscal 2003 with more than $2.5 billion in cash.

     During the second fiscal quarter, Lucent repurchased $777 million of its convertible securities and debt obligations for 310 million shares of common stock. An additional $65 million of these securities were repurchased for 38 million shares of common stock during April 2003. The company has repurchased more than $1.6 billion of these securities for 621 million shares of common stock since beginning these transactions during the fourth quarter of fiscal 2002.

GROSS MARGIN AND OPERATING EXPENSES

     Gross margin for the quarter was 32 percent of revenues as compared with 22 percent for the first quarter of fiscal 2003, a sequential increase of 10 percentage points. The improvement was driven by continuing cost reductions across the business as well as higher sales volume and favorable product mix, primarily in the Mobility business. Increased patent licensing revenues this quarter also contributed to the higher margin rate.

     Operating expenses for the second quarter of fiscal 2003 were $742 million as compared with $766 million for the first quarter of fiscal 2003. The sequential decline was primarily due to net reductions of business restructuring reserves and continuing cost reduction efforts, partially offset by lower customer financing recoveries and accelerated depreciation of certain real estate assets.

REVIEW OF OPERATIONS – THREE MONTHS ENDED MARCH 31, 2003

     On a sequential basis, revenues in the U.S. increased 12 percent to $1.45 billion, and international revenues increased 22 percent to $952 million. Compared with the year-ago quarter, the U.S. and international revenues decreased by 40 percent and 12 percent, respectively.

     The company continued to deploy products to help its customers evolve and expand existing networks and introduced new products that add next-generation capabilities where customers need them.

Integrated Network Solutions (INS)

     Revenues for the second quarter of fiscal 2003 were $1.02 billion, an increase of 1 percent sequentially and a decrease of 42 percent compared with the year-ago quarter.

     In the second quarter, Lucent announced several optical, software and broadband contracts:

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•	Deutsche Telekom and BT Netherlands are using Lucent’s fast Ethernet-over-SDH to connect a series of local area networks to other sites on their network directly via Ethernet.

•	Deutsche Telekom will also deploy Lucent’s LambdaUnite® MultiService Switch to quadruple its network capacity across 10 European countries, and Lucent’s Navis® iOperations OneVision network management software, which, for the first time, will allow DT to manage its multivendor optical network using a single software package.

•	Through its Global Business Partner organization, Lucent sold its Metropolis® family of optical products to Shanghai Metro, Matanuska Telephone and Sierra Pacific Communications and sold its voice over IP (VoIP) technology to Multikabel. We also announced 10 new partners who will resell the VitalSuite® portfolio.

•	Sprint LTD (Local Telecommunications Division) selected Lucent’s Stinger® DSL Access Concentrator to deploy its FastConnect® DSL service; this is one of the largest contracts ever for the Stinger product.

•	Telekomunikacja Polska will deploy a new version of Stinger called the Stinger Micro-Remote Terminal 48, which supports high-speed services in space-constrained areas such as street cabinets or multi-tenant buildings.

•	Both Arcor and Bell Canada will use Lucent’s AnyMedia® Access System to keep up with their growing demand for voice, video and data services.

Mobility Solutions

     Revenues for the second quarter of fiscal 2003 were $1.26 billion, an increase of 25 percent sequentially and a decrease of 20 percent compared with the year-ago quarter.

     Lucent continued to show progress in its 3G spread spectrum technology offers. In the second quarter, Lucent announced:

•	It is working with Verizon Wireless to launch a super-fast mobile data network in Washington, D.C., this summer that will provide businesses and consumers with data services at speeds of up to 2.4 megabits per second. Additional Flexent CDMA Modular Cell 4.0 base stations are being deployed for this 3G CDMA2000 1xEV-DO network.

•	Plans to deploy with T-Mobile a pilot 3G UMTS high-speed data network in Nuremberg, Germany.

•	Lucent also won a significant CDMA2000 1X contract with Verizon Wireless Puerto Rico.

•	Cingular Wireless and Orange UK have selected Lucent’s PSAX MultiService Media Gateway to more efficiently move voice and data traffic on their networks.

•	It will integrate and resell select Cisco Systems’ packet data and media gateway products as part of Lucent’s end-to-end Mobile offer.

     The quarterly earnings conference call will take place today at 8:30 a.m. EDT and be broadcast live over the Internet at http://www.lucent.com/investor/conference/webcast. It will be maintained on the site for replay through April 30, 2003.

     Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers networks for the world’s largest communications service providers. Backed by Bell Labs research

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and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company’s systems, services and software are designed to help customers quickly deploy and better manage their networks and create new revenue-generating services that help businesses and consumers. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: the failure of the telecommunications market to improve or improve at the pace we anticipate; continued net losses may reduce or impair our legally available surplus; our ability to realize the benefits we expect from our strategic direction and restructuring program; our ability to secure additional sources of funds on reasonable terms; our credit ratings; our ability to compete effectively; our reliance on a limited number of key customers; our exposure to the credit risk of our customers as a result of our vendor financing arrangements and accounts receivable; our reliance on third parties to manufacture most of our products; the cost and other risks inherent in our long-term sales agreements; our product portfolio and ability to keep pace with technological advances in our industry; the complexity of our products; our ability to retain and recruit key personnel; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; changes in environmental health and safety law; changes to existing regulations or technical standards; the social, political and economic risks of our foreign operations; and the costs and risks associated with our pension and postretirement benefit obligations. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

1For all periods presented, the loss per share information reported in this release represents basic and diluted loss per share. As a result of the net loss reported for the respective periods presented, potentially dilutive securities have been excluded from the calculation of loss per share because their effect would reduce the loss. The loss per share for the three months ended March 31, 2003, December 31, 2002 and March 31, 2002, include the impact of preferred dividends and accretion of $36 million, $25 million and $40 million, respectively. In addition, the loss per share for the three months ended March 31, 2003 and December 31, 2002, include the effect of $166 million and $100 million, respectively, of conversion expense associated with the repurchase of 8% redeemable convertible preferred stock.

2Further details on the charges impacting results are available in Exhibit E in the accompanying financial reporting package.

# # #

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LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits to April 23, 2003 New Release
for Second Quarter Results for Fiscal 2003

Exhibit A	Consolidated statements of operations for the three months ended March 31, 2003, December 31, 2002 and March 31, 2002

Exhibit B	Consolidated statements of operations for the six months ended March 31, 2003 and March 31, 2002

Exhibit C	Consolidated balance sheets as of March 31, 2003, December 31, 2002 and September 30, 2002

Exhibit D	Consolidated statements of cash flows for the three months ended March 31, 2003 and December 31, 2002 and the six months ended March 31, 2003 and March 31, 2002

Exhibit E	Summary financial data

Exhibit A

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended

	March 31, 2003	December 31, 2002	March 31, 2002

REVENUES
Products	$1,988	$1,607	$2,789
Services	415	468	727

Total revenues	2,403	2,075	3,516

COSTS
Products (a)	1,274	1,218	2,146
Services	367	403	568

Total costs	1,641	1,621	2,714

Gross margin	762	454	802
Gross margin %	31.7%	21.9%	22.8%
OPERATING EXPENSES
Selling, general and administrative, before amortization of goodwill and other acquired intangibles and provision for (recovery of) bad debts and customer financings	462	482	615
Amortization of goodwill and other acquired intangibles	5	5	69
Provision for (recovery of) bad debts and customer financings	24	(91)	192

Selling, general and administrative	491	396	876
Research and development	382	389	524
Business restructuring charges (reversals) and asset impairments, net	(131)	(19)	(59)

Total operating expenses	742	766	1,341
Operating income (loss)	20	(312)	(539)
Other income (expense), net	(489)	22	(37)
Interest expense	79	94	80

Loss from continuing operations before income taxes	(548)	(384)	(656)
Benefit from income taxes	(197)	(120)	(61)

Loss from continuing operations	(351)	(264)	(595)
Income from discontinued operations, net	—	—	100

Net loss	(351)	(264)	(495)
Conversion expense - 8.00% redeemable convertible preferred stock	(166)	(100)	—
Preferred dividends and accretion	(36)	(25)	(40)

Net loss applicable to common shareowners	$(553)	$(389)	$(535)

Basic and diluted loss per share from continuing operations applicable to common shareowners	$(0.14)	$(0.11)	$(0.19)
Basic and diluted net loss per share applicable to common shareowners	$(0.14)	$(0.11)	$(0.16)

Weighted average number of common shares outstanding	3,945.2	3,581.2	3,422.6

(a)	For the periods presented, costs include a net business restructuring charge/(reversal) related to inventory write-downs of $(11), $5 and $(1), respectively.

Exhibit B

LUCENT TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Six months ended March 31,

	2003	2002

REVENUES
Products	$3,595	$5,600
Services	883	1,495

Total revenues	4,478	7,095

COSTS
Products (a)	2,492	4,656
Services	770	1,202

Total costs	3,262	5,858

Gross margin	1,216	1,237
Gross margin %	27.2%	17.4%
OPERATING EXPENSES
Selling, general and administrative, before amortization of goodwill and other acquired intangibles and provision for (recovery of) bad debts and customer financings	944	1,335
Amortization of goodwill and other acquired intangibles	10	143
Provision for (recovery of) bad debts and customer financings	(67)	643

Selling, general and administrative	887	2,121
Research and development	771	1,145
Business restructuring charges (reversals) and asset impairments, net	(150)	(138)

Total operating expenses	1,508	3,128
Operating loss	(292)	(1,891)
Other income (expense), net	(467)	503
Interest expense	173	177

Loss from continuing operations before income taxes	(932)	(1,565)
Benefit from income taxes	(317)	(547)

Loss from continuing operations	(615)	(1,018)
Income from discontinued operations, net	—	100

Net loss	(615)	(918)
Conversion expense - 8.00% redeemable convertible preferred stock	(266)	—
Preferred dividends and accretion	(61)	(82)

Net loss applicable to common shareowners	$(942)	$(1,000)

Basic and diluted loss per share from continuing operations applicable to common shareowners	$(0.25)	$(0.32)
Basic and diluted net loss per share applicable to common shareowners	$(0.25)	$(0.29)

Weighted average number of common shares outstanding	3,763.2	3,419.4

(a)	For the periods presented, costs include a net business restructuring charge/(reversal) related to inventory write-downs of $(6) and $10, respectively.

Exhibit C

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; $ in millions except share amounts)

	March 31,	December 31,	September 30,
	2003	2002	2002

Assets:
Cash and cash equivalents	$2,205	$2,408	$2,894
Short-term investments	1,234	1,330	1,526
Receivables, less allowances of $313, $321 and $325, respectively	1,542	1,466	1,647
Inventories	965	1,093	1,363
Contracts in process, net	221	172	10
Other current assets	1,574	1,774	1,715

Total current assets	7,741	8,243	9,155
Property, plant and equipment, net	1,800	2,036	1,977
Prepaid pension costs	4,328	4,184	4,355
Goodwill and other acquired intangibles, net	221	219	224
Other assets	1,633	1,753	2,080

Total assets	$15,723	$16,435	$17,791

Liabilities:
Accounts payable	$1,179	$1,114	$1,298
Payroll and benefit-related liabilities	731	843	1,094
Debt maturing within one year	271	193	120
Other current liabilities	3,341	3,397	3,814

Total current liabilities	5,522	5,547	6,326
Postretirement and postemployment benefit liabilities	4,976	4,949	5,230
Pension liability	2,483	2,691	2,752
Long-term debt	3,170	3,234	3,236
Company-obligated mandatorily redeemable preferred securities of subsidiary trust	1,152	1,532	1,750
Other liabilities	1,330	1,526	1,551

Total liabilities	18,633	19,479	20,845
Commitments and contingencies
8.00% redeemable convertible preferred stock (a)	960	1,298	1,680
Shareowners’ deficit:
Common stock (b)	41	37	35
Additional paid-in capital	21,978	21,164	20,606
Accumulated deficit	(22,640)	(22,289)	(22,025)
Accumulated other comprehensive income (loss)	(3,249)	(3,254)	(3,350)

Total shareowners’ deficit	(3,870)	(4,342)	(4,734)

Total liabilities, redeemable preferred stock and shareowners’ deficit	$15,723	$16,435	$17,791

(a)	$1.00 per share par value; 972,937 shares issued and outstanding as of March 31, 2003, 1,318,112 shares issued and outstanding as of December 31, 2002, and 1,710,500 shares issued and outstanding as of September 30, 2002; $1,000.00 per share redemption value.

(b)	$0.01 per share par value; 10,000,000,000 authorized shares; 4,053,789,823 issued and 4,052,501,697 outstanding as of March 31, 2003, 3,714,625,955 issued and 3,713,350,863 outstanding as of December 31, 2002, and 3,491,585,126 issued and 3,490,310,034 outstanding as of September 30, 2002.

Exhibit D

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended		Six months ended March 31,

	March 31, 2003	December 31, 2002	2003	2002

Operating Activities
Net loss	(351)	(264)	(615)	(918)
Less: Income from discontinued operations	—	—	—	100

Loss from continuing operations	(351)	(264)	(615)	(1,018)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities, net of effects of dispositions of businesses:
Non-cash portion of business restructuring reversals	(142)	(31)	(173)	(39)
Depreciation and amortization	298	254	552	807
Provision for (recovery of) bad debt and customer financing	24	(91)	(67)	643
Deferred income taxes	—	—	—	(44)
Net pension and postretirement benefit credit	(173)	(134)	(307)	(476)
Gains on sales of businesses	(29)	—	(29)	(583)
Other adjustments for non-cash items	200	(71)	129	153
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(108)	179	71	1,398
Decrease in inventories and contracts in process	89	116	205	1,289
Increase (decrease) in accounts payable	56	(191)	(135)	(332)
Changes in other operating assets and liabilities	(157)	(509)	(666)	(2,270)

Net cash used in operating activities from continuing operations	(293)	(742)	(1,035)	(472)

Investing Activities
Capital expenditures	(33)	(155)	(188)	(199)
(Acquisitions) dispositions of businesses, net of cash	(23)	—	(23)	2,445
Sales and maturities of short-term investments	97	200	297	—
Other investing activities	43	77	120	80

Net cash provided by investing activities from continuing operations	84	122	206	2,326

Financing Activities
Issuance of company-obligated mandatorily redeemable preferred securities of subsidiary trust	—	—	—	1,750
Repayments of credit facilities	—	—	—	(1,000)
Net proceeds from (repayments of) other short-term borrowings	4	109	113	(69)
Payment of preferred dividends	—	—	—	(73)
Other financing activities	—	(1)	(1)	(19)

Net cash provided by financing activities from continuing operations	4	108	112	589
Effect of exchange rate changes on cash and cash equivalents	2	26	28	5

Net cash (provided by) used in continuing operations	(203)	(486)	(689)	2,448
Net cash used in discontinued operations	—	—	—	(14)

Net (decrease) increase in cash and cash equivalents	(203)	(486)	(689)	2,434
Cash and cash equivalents at beginning of period	2,408	2,894	2,894	2,390

Cash and cash equivalents at end of period	$2,205	$2,408	$2,205	$4,824

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY FINANCIAL DATA
(Unaudited; $ in millions)

Summary of significant items impacting results

			Three months ended

			March 31,	December 31,	March 31,
			2003	2002	2002

Business restructuring reversals (charges) and asset impairments, net			$142	$14	$60
Amortization of goodwill and other acquired intangibles			(5)	(5)	(69)
Legal settlement related to Consumer Products business			—	80	—
Legal settlement of shareowner lawsuits			(415)	—	—
Recoveries on customer financings			—	80	—
OFS disposition reserve			42	—	—
Income from discontinued operations			—	—	100
Impact of debt extinguishment and 8% convertible preferred stock and 7.75% convertible trust preferred securities shares retired in exchange for common shares
	Q2 03	Q1 03
Other inc (exp) - 7.75% securities	(98)	(31)
Conversion expense - 8% securities	(166)	(100)
Debt retirement	11	—

Impact (gross of tax impact)			(253)	(131)	—
Related tax impacts and other discrete tax items			237	105	(163)

Total			$(252)	$143	$(72)

Per share impact			$(0.06)	$0.04	$(0.02)

Customer Financing

	March 31, 2003

	Total Loans
	and Guarantees	Loans	Guarantees

Drawn commitments	$586	$428	$158
Available but not drawn	57	16	41
Not available	1	1	—

Total	$644	$445	$199

Reserves	$513

	December 31, 2002

	Total Loans
	and Guarantees	Loans	Guarantees

Drawn commitments	$683	$500	$183
Available but not drawn	61	18	43
Not available	—	—	—

Total	$744	$518	$226

Reserves	$567

	March 31, 2002

	Total Loans
	and Guarantees	Loans	Guarantees

Drawn commitments	$1,204	$987	$217
Available but not drawn	804	787	17
Not available	216	201	15

Total	$2,224	$1,975	$249

Reserves	$675

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY FINANCIAL DATA
(Unaudited; $ in millions)

	Three months ended

	March 31,	December 31,	March 31,
	2003	2002	2002

Results by Segment *
Total Revenues
Integrated Network Solutions (INS)	$1,024	$1,015	$1,763
Mobility Solutions (Mobility)	1,260	1,008	1,579
Other	119	52	174

Total revenues	$2,403	$2,075	$3,516

U.S. Revenues
INS	$560	$548	$970
Mobility	780	668	1,337
Other	111	76	126

Total revenues — U.S	$1,451	$1,292	$2,433

Non-U.S. Revenues
INS	$464	$467	$793
Mobility	480	340	242
Other	8	(24)	48

Total revenues — Non-U.S	$952	$783	$1,083

Operating income (loss)
INS	$(90)	$(133)	$(479)
Mobility	212	13	208

Total segment operating income (loss)	122	(120)	(271)
Amortization of goodwill and other acquired intangibles	(5)	(5)	69
Business restructuring and asset impairments, net	142	14	(60)
Other	(239)	(201)	(277)

Total operating income (loss)	$20	$(312)	$(539)

Products and Services Revenues
Wireless	$1,095	$723	$1,350
Switching and access	600	655	901
Optical networking	174	174	366
Services	415	468	727
Other	119	55	172

Total revenues	$2,403	$2,075	$3,516

*	Segment information for the three months ended March 31, 2002, has been reclassified to conform to the current period’s presentation.